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                                                                    EXHIBIT 10.6


                            INDEMNIFICATION AGREEMENT


        This Indemnification Agreement is made as of ________ __, 1997, by and between SAXTON INCORPORATED, a Nevada corporation (the "Company"), and ________________________ (the "Indemnitee").


                                 R E C I T A L S

               WHEREAS, Article VIII of the Company's Bylaws provides that the Company shall indemnify the Indemnitee to the full extent permitted by the laws of the State of Nevada as from time to time in effect; and

               WHEREAS, the General Corporation Law of Nevada (the "Corporation Law") provides that the indemnification authorized by that Law shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled by law, agreement or otherwise; and

               WHEREAS, in connection with the Company's obligation to indemnify to the full extent permitted by Nevada law, the Board of Directors has considered the following, among other factors: (A) it is essential to the Company to attract and retain as directors and officers the most capable persons available; (B) the substantial increase in corporate litigation that may subject directors and officers to litigation costs and risks and the recent limitations on the availability of directors and officers liability insurance have made and will make it increasingly difficult for the Company to attract and retain such persons; and (C) when obtainable, insurance policies relating to indemnification are often subject to retentions by the insured, co-insurance requirements, exclusions and other limitations on coverage; and

               WHEREAS, in view of the foregoing and in recognition of the Indemnitee's need for substantial protection against personal liability in order to assure the Indemnitee's continued service to the Company in an effective manner and the Indemnitee's reliance on the provisions of the Company's Bylaws, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by the Bylaws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Company's directors' and officers' liability insurance policies.
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        NOW, THEREFORE, in consideration of Indemnitee's continued service to the Company, the Company hereby agrees with the Indemnitee as follows:

        SECTION 1.  DEFINITIONS.

        (a) Change in Control: shall be deemed to have occurred if (i) any "person" (which term as used in this Section 1(a) and in Section 1(c) shall be as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than (y) a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock and voting power of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) there shall occur a change in the composition of a majority of the Board of Directors of the Company within a three-year period which change shall not have been approved by a majority of the persons then serving as directors who were also directors immediately prior to the commencement of such period, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 75% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

        (b) Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

        (c) Reviewing Party: any appropriate person or body appointed by the Company's Board of Directors (including a member or members of the Board of Directors) and, if there has been a Change in Control (other than a Change in Control which has been approved by a majority of the persons then serving as directors who were also directors immediately prior to such Change in Control), the Reviewing Party shall be the special independent counsel referred to in
Section 5 of this Agreement.

        (d) Voting Securities: any securities having the right under ordinary circumstances to vote in an election of the Board of Directors.


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        SECTION 2. GENERAL RIGHT TO INDEMNIFICATION. Subject to Sections 3 and
4(d), the Company shall indemnify the Indemnitee in the event that the Indemnitee was or is a party or is threatened to be made a party to or is involved or is threatened to be involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any Claim, by reason of the fact that Indemnitee is or was a director or officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and the basis of such Claim is alleged action or inaction in an official capacity or in any other capacity while serving as such a director, trustee, officer, employee or agent, and Indemnitee shall be indemnified and held harmless by the Company to the full extent permitted by the Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to the Indemnitee when the Indemnitee has ceased to be a director or officer (or to serve another entity at the request of the Company) and shall inure to the benefit of the Indemnitee's heirs, personal representatives and estate.

        SECTION 3. REVIEWING PARTY. Notwithstanding the foregoing, the obligations of the Company under Section 2 of this Agreement shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in
Section 5 of this Agreement is involved) that the Indemnitee would not be permitted to be indemnified under applicable law.

        SECTION 4. RIGHT OF INDEMNITEE TO BRING SUIT. The rights of the Indemnitee to bring suit against the Company under this Agreement include the following:

        (a) If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to bring suit seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

        (b) If a claim for advances under Section 7 is not paid in full by the Company within 30 days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount. If successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim.



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        (c) In any action brought by the Indemnitee to enforce a right to indemnification hereunder, or by the Company to recover payments by the Company of expenses incurred by the Indemnitee in connection with a Claim in advance of its final disposition, the burden of proving that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise shall be on the Company. Neither the failure of the Company (including its Board of Directors, special, independent counsel, other Reviewing Party or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Corporation Law, nor an actual determination by the Company (including its Board of Directors, special, independent counsel, other Reviewing Party or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such an action brought by the Indemnitee, be a defense to the action.

        (d) Prior to a Change in Control, notwithstanding any provisions to the contrary and except as provided in this Section, the Company shall indemnify the Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee against the Company only if such proceeding (or part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of the Company or the Indemnitee is successful on the merits in such proceeding. The rights to indemnification confirmed by this paragraph shall include the right to be paid by the Company any expenses incurred in defending such proceeding in advance of its final disposition.

        SECTION 5. CHANGE IN CONTROL. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the persons then serving as directors who were also directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and advances under this Agreement, the Company shall seek legal advice only from special, independent counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services within the last 5 years for the Company or any "person" referred to in clause (i) of Section 1(a) hereof or "other corporation" referred to in clause (iii) of that Section (other than in connection with such matters) or for the Indemnitee. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to provide full cooperation to and to pay the reasonable fees of the special, independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

        SECTION 6. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim covered by this


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Agreement, or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all costs, charges and expenses, including attorneys' fees, actually and reasonably incurred by the Indemnitee or on Indemnitee's behalf in connection therewith.

        SECTION 7. ADVANCES. Expenses incurred by the Indemnitee in defending any Claim, including attorneys' fees, judgments, fines and amounts paid in settlements must be paid by the Company in advance of the final disposition of the Claim upon delivery to the Company of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under Nevada law.

        SECTION 8. PROCEDURE FOR INDEMNIFICATION. After the final disposition of any Claim covered by this Agreement, the Indemnitee shall send to the Company a written request for any indemnification sought under this Agreement. No later than 30 days following receipt by the Company of such request, the Company shall deliver such request to an appropriate Reviewing Party for its review pursuant to this Agreement and shall cause the indemnification provided hereunder to be authorized and paid, so long as during such 30-day period, the Reviewing Party has not determined that indemnification would not be permitted under applicable law. The Indemnitee and Indemnitee's counsel shall be given an opportunity to be heard and to present evidence on his behalf in connection with consideration by the Reviewing Party.

        SECTION 9. INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

        SECTION 10. NOTICE TO COMPANY. The Indemnitee must provide prompt written notice to the Company of any Claim in connection with which the Indemnitee may assert a right to be indemnified hereunder; however, failure to provide such notice shall not be construed as a waiver of any right of the Indemnitee to an advance or indemnification hereunder.

        SECTION 11. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification and advances provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee seeking indemnification may be entitled under any law (common or statutory), provision of the Company's Articles of Incorporation or Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in the Indemnitee's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee.

        SECTION 12. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery

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of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        SECTION 13. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

        SECTION 14. AMENDMENTS. This Agreement may not be amended without the agreement in writing of the Company and the Indemnitee.

        SECTION 15. SAVINGS CLAUSE. If this Agreement or any portion hereof shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and the Company shall nevertheless indemnify the Indemnitee as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Claim to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

        SECTION 16. SURVIVAL CLAUSE. The Company acknowledges that in continuing to provide services to the Company, the Indemnitee is relying on this Agreement. Accordingly, the Company agrees that its obligations hereunder will survive (a) any actual or purported termination of this Agreement by the Company or its successors or assigns whether by operation of law or otherwise, and (b) termination of the Indemnitee's services to the Company, whether such services were terminated by the Company or the Indemnitee, with respect to any Claim, whether or not such Claim is made, threatened or commenced before or after the actual purported termination of this Agreement or the termination of the Indemnitee's services to the Company.

        SECTION 17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.


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        SECTION 18. GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada (without giving effect to the provisions thereof relating to conflicts of law).

        IN WITNESS WHEREOF, this Agreement has been executed by the parties thereto, and in the case of the Company, by a duly authorized officer thereof on its behalf.


                                       SAXTON INCORPORATED


                                       By:____________________________
                                          James C. Saxton, President

Attest:

_________________________
Corporate Secretary


                                      ________________________________



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